Exhibit 4.7

NORDSTROM CREDIT CARD MASTER NOTE TRUST II,
as Issuer,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee
SERIES 2007-A INDENTURE SUPPLEMENT
Dated as of May 2, 2007

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Other Definitional Provisions	11

ARTICLE TWO

CREATION OF THE SERIES 2007-A NOTES

Section 2.01. Designation	13
Section 2.02. Private Placement of Series 2007-A Notes; Form of Delivery of Series 2007-A Notes	13

ARTICLE THREE

SERVICING FEE

Section 3.01. Servicing Compensation	14

ARTICLE FOUR

RIGHTS OF SERIES 2007-A NOTEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01. Collections and Allocations	15
Section 4.02. Determination of Monthly Interest	17
Section 4.03. Suspension of the Revolving Period; Partial Amortization Period	17
Section 4.04. Application of Available Finance Charge Collections and Available Principal Collections	18
Section 4.05. Investor Charge-Offs	20
Section 4.06. Reallocated Principal Collections	20
Section 4.07. Excess Finance Charge Collections	20
Section 4.08. Shared Principal Collections	21
Section 4.09. Principal Balance Increases	21

ARTICLE FIVE

DELIVERY OF SERIES 2007-A NOTES; DISTRIBUTIONS; REPORTS TO SERIES 2007-A NOTEHOLDERS

Section 5.01. Delivery and Payment for the Series 2007-A Notes	23
Section 5.02. Distributions	23
Section 5.03. Reports and Statements to Series 2007-A Noteholders	23

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Page
ARTICLE SIX

SERIES 2007-A PAY OUT EVENTS

Section 6.01. Series 2007-A Pay Out Events	24

ARTICLE SEVEN

REDEMPTION OF SERIES 2007-A NOTES; FINAL DISTRIBUTIONS; SERIES TERMINATION

Section 7.01. Optional Redemption of Series 2007-A Notes; Final Distributions	26
Section 7.02. Redemption of Series 2007-A Notes	26
Section 7.03. Series Termination	27

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

Section 8.01. Ratification of Indenture	28
Section 8.02. Counterparts	28
Section 8.03. Governing Law	28
Section 8.04. Limitation of Liability	28
Section 8.05. Successors and Assigns	28
Section 8.06. Amendments	28
Section 8.07. Tax Matters	28
EXHIBITS
 ii

          This Series 2007-A Indenture Supplement, dated as of May 2, 2007 (this “Indenture Supplement”), is between Nordstrom Credit Card Master Note Trust II, a statutory trust organized and existing under the laws of the State of Delaware (the “Issuer” or the “Trust”), and Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, not in its individual capacity, but solely as trustee (“Indenture Trustee”), under the Amended and Restated Master Indenture, dated as of May 2, 2007 (the “Master Indenture”), between the Issuer and the Indenture Trustee.
ARTICLE ONE
DEFINITIONS
          Section 1.01. Definitions. Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings:
          “Additional Interest” means, with respect to any Distribution Date, Class A Additional Interest and Class B Additional Interest for such Distribution Date.
          “Agent” means the Class A Agent or the Class B Agent, as applicable, and “Agents” means the Class A Agent and the Class B Agent.
          “Amortization Period” means, with respect to Series 2007-A, the Scheduled Amortization Period, the Early Amortization Period or any Partial Amortization Period, as the case may be.
          “Available Finance Charge Collections” means, with respect to any Monthly Period and the related Distribution Date, an amount equal to the sum of any (i) Investor Finance Charge Collections and (ii) Excess Finance Charge Collections, in each case allocated to Series 2007-A with respect to the related Distribution Date.
          “Available Principal Collections” means, with respect to any Monthly Period and the related Distribution Date, an amount equal to the excess of (i) the sum of (a) the Investor Principal Collections, (b) any Shared Principal Collections that are allocated to Series 2007-A in accordance with Section 8.05 of the Master Indenture and Section 4.08 hereof and (c) the aggregate amount to be treated as Available Principal Collections pursuant to Sections 4.04(a)(iii) and (iv) for the related Distribution Date over (ii) the amount of Reallocated Principal Collections which pursuant to Section 4.06 are required to be applied on the related Distribution Date.
          “Base Rate” means, with respect to any Monthly Period, the sum of the (i) Servicing Fee Rate and (ii) weighted average of the Class A Note Rate and the Class B Note Rate.
          “Class” means the Class A Notes or the Class B Notes, as the case may be.
          “Class A Additional Interest” means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Due Period, and the denominator of which is 360, (ii) the Class A Note Rate in effect with respect to such Due Period plus 2% per annum and (iii) the Class A Interest Shortfall for the preceding Distribution Date, if any. Notwithstanding anything to the contrary herein, Class A

Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.
          “Class A Agent” means the Person from time to time acting as Agent for the Class A Noteholders under the Note Purchase Agreement.
          “Class A Interest Shortfall” means, with respect to any Distribution Date, the excess, if any, as determined by the Servicer, of (i) the amount described in Section 4.04(a)(ii), over (ii) the sum of (a) the aggregate amount of Available Finance Charge Collections allocated and paid for such amounts on such Distribution Date and (b) the Class A Reallocated Principal Amount applied to fund a deficiency in the amount distributed pursuant to Section 4.04(a)(ii) on such Distribution Date.
          “Class A Note” means any one of the Series 2007-A Asset Backed Variable Funding Notes, Class A executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1.
          “Class A Note Initial Principal Balance” means $0.
          “Class A Note Maximum Principal Balance” has the meaning set forth in the Note Purchase Agreement.
          “Class A Note Rate” has the meaning set forth in the Note Purchase Agreement.
          “Class A Note Principal Balance” means, on any date of determination, an amount equal to (i) the Class A Note Initial Principal Balance, plus (ii) the aggregate amount of Principal Balance Increases allocated to the Class A Notes in accordance with Section 4.09(b) on or prior to such date minus (iii) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.
          “Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.
          “Class A Reallocated Principal Amount” means, with respect to a Distribution Date, the lesser of (i) the excess of the amounts described in Sections 4.04(a)(i) and (ii) over the amount actually distributed pursuant to such Sections and (ii) the greater of (a) the Class B Note Principal Balance for such Distribution Date minus the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the preceding Distribution Date) and (b) zero.
          “Class B Additional Interest” means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period, and the denominator of which is 360, (ii) the Class B Note Rate plus 2% per annum, and (iii) the Class B Interest Shortfall for the preceding Distribution Date, if any. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to the Class B Noteholders only to the extent permitted by applicable law.

          “Class B Agent” means the Transferor.
          “Class B Interest Shortfall” means, with respect to any Distribution Date, the excess, if any, as determined by the Servicer, of (i) the amount described in Section 4.04(a)(vii), over (ii) the sum of (a) the aggregate amount of Available Finance Charge Collections allocated and paid for such amounts on such Distribution Date and (b) the Reallocated Principal Amount applied to fund a deficiency in the amount distributed pursuant to Section 4.04(a)(vii) on such Distribution Date.
          “Class B Monthly Interest” means the amount of monthly interest distributable from the Collection Account with respect to the Class B Notes on any Distribution Date and which shall be an amount equal to the product of (i) a fraction, the numerator of which is 30, or in the case of the first Interest Period, the actual number of days in such Interest Period, and the denominator of which is 360, (ii) the Class B Note Rate and (iii) the Class B Note Principal Balance as of the close of business of the last day of the preceding Monthly Period (or, with respect to the initial Distribution Date, the Class B Note Initial Principal Balance).
          “Class B Note” means any one of the Series 2007-A Asset Backed Variable Funding Notes, Class B executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-2.
          “Class B Note Initial Principal Balance” means $0.
          “Class B Note Maximum Principal Balance” means an amount equal to the product of the (i) Required Subordination Percentage and (ii) Class A Note Maximum Principal Balance.
          “Class B Note Principal Balance” means, on any date of determination, an amount equal to (i) the Class B Note Initial Principal Balance, plus (ii) the aggregate amount of Principal Balance Increases allocated to the Class B Note in accordance with Section 4.09(b) made on or prior to such date, minus (iii) the aggregate amount of principal payments made to the Class B Noteholders on or prior to such date.
          “Class B Note Rate” means 0%.
          “Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.
          “Class B Succession Date” means the later to occur of the (i) Scheduled Amortization Date and (ii) date as of which the Class A Note Principal Balance has been permanently reduced to zero.
          “Defaulted Amount” means, with respect to a Distribution Date, the total amount of Defaulted Receivables for the related Monthly Period.
          “Determination Date” means, with respect to a Distribution Date, the second Business Day preceding such Distribution Date.

          “Dilution Amount” means the amount of the required reduction in the amount of Principal Receivables used in the calculation of the Transferor Interest described in the first two sentences of Section 3.09 of the Transfer and Servicing Agreement.
          “Distribution Date” means the 15th day of each calendar month or, if any such date shall not be a Business Day, the next succeeding Business Day, commencing June 15, 2007.
          “Early Amortization Period” means the period commencing on the Business Day on which a Series 2007-A Pay Out Event is deemed to have occurred, and ending on the earlier to occur of (i) the date on which the Note Principal Balance has been paid in full and (ii) the Series 2007-A Final Maturity Date.
          “Finance Charge Shortfall” means, with respect to any Distribution Date and the related Monthly Period, an amount equal to the excess, if any, of (i) the full amount required to be paid, without duplication, pursuant to Sections 4.04(a)(i) through (viii) on such Distribution Date over (ii) the Investor Finance Charge Collections.
          “Fixed Investor Percentage” means, with respect to any Reset Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (i) the numerator of which is the Invested Amount as of the close of business on the last day of the Revolving Period and (ii) the denominator of which is equal to the greater of (a) the total amount of Principal Receivables in the Trust as of the close of business on the Reset Date and (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to Principal Receivables for all Series outstanding as of such Reset Date; provided, however, that if, after the commencement of the Early Amortization Period, a Pay Out Event occurs with respect to another Series that was designated in the Indenture Supplement for such Series as a Series that is a “Paired Series” with respect to Series 2007-A, the Transferor may, by written notice delivered to the Indenture Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that (i) such numerator is not less than the Invested Amount as of the last day of the revolving period for such Paired Series, (ii) such action shall be taken only upon satisfaction of the Rating Agency Condition, if any, and (iii) the Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 2007-A.
          “Floating Investor Percentage” means, with respect to any Reset Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (i) the numerator of which is equal to the Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and (ii) the denominator of which is the greater of (a) the total amount of Principal Receivables in the Trust as of the close of business on such Reset Date (or, with respect to allocations of Uncovered Dilution Amounts, zero) and (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to Finance Charge Receivables, Defaulted Amounts, Uncovered Dilution Amounts or Principal Receivables, as applicable, for all Series outstanding as of the date as to which such determination is being made.

          “Group One” means Series 2007-A and each other Series specified in the related Indenture Supplement for such Series to be included in Group One.
          “Increase Amount” means the amount of the desired Principal Balance Increase specified in a Principal Balance Increase Request.
          “Increase Conditions” means, with respect to any requested Principal Balance Increase on any Increase Date, all of the following:
     (a) such request shall have been delivered to the Indenture Trustee, each Agent and the Servicer by the time, and shall otherwise conform to the requirements, specified in Section 4.09(a);
     (b) after giving effect to such Principal Balance Increase, (i) the Class A Note Principal Balance shall not exceed the Class A Note Maximum Principal Balance and (ii) the Class B Note Principal Balance shall not exceed the Class B Note Maximum Principal Balance;
     (c) no Pay Out Event or event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, has occurred and is continuing or would result from such Principal Balance Increase;
     (d) the Scheduled Amortization Period shall not have commenced as of the related Increase Date;
     (e) all of the representations and warranties of the Transferor and the Servicer set forth in the Series Documents and the Note Purchase Agreement, and all of the representations and warranties of the Transferor and the Owner Trustee under the Trust Agreement, shall be true and correct as though made on and as of the related Increase Date (except that representations and warranties set forth in Sections 2.04(a)(ii), (vi), (vii) and (viii) of the Transfer and Servicing Agreement shall be deemed to be made only as of the applicable date specified in such Sections);
     (f) after giving effect to such Principal Balance Increase, (i) the Transferor Interest shall be equal to or greater than the Required Transferor Interest on the related Increase Date and (ii) the Subordination Percentage shall be equal to or greater than the Required Subordination Percentage;
     (g) after giving effect to such Principal Balance Increase, the total amount of Principal Receivables, including the then outstanding principal amount of any Participation Interests conveyed to the Trust on or prior to the related Increase Date, shall be equal to or greater than the Required Minimum Principal Balance on such Increase Date; and
     (h) the Transferor and the Servicer shall be in compliance in all material respects with their respective covenants contained in the Series Documents; and

     (i) the Agent shall have received copies of all settlement statements and all reports required to be delivered by the Servicer to the Indenture Trustee pursuant to Section 3.04 of the Transfer and Servicing Agreement and Section 5.03 of the Indenture Supplement.
     “Increase Date” means a Business Day during the Revolving Period, on which any Principal Balance Increase, as specified in a Principal Balance Increase Request, is to occur.
     “Indenture” means the Master Indenture, as supplemented by this Indenture Supplement.
     “Indenture Supplement” means this Series 2007-A Indenture Supplement, dated as of May 2, 2007, between the Trust, as issuer, and the Indenture Trustee.
     “Indenture Trustee” means Wells Fargo Bank, National Association, as trustee under the Indenture.
     “Initial Invested Amount” and “Initial Principal Balance” means $0.
     “Interest Period” means, with respect to any Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date.
     “Invested Amount” means, as of any date of determination, an amount equal to the excess of (i) the sum of (a) the Initial Principal Balance of the Series 2007-A Notes and (b) the aggregate principal amount of any Principal Balance Increases pursuant to Section 4.09 on or prior to such date over (ii) the sum of (a) the amount of principal previously paid to the Series 2007-A Noteholders and (b) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursements of such amounts pursuant to Section 4.04(a)(iv) prior to such date.
     “Investment Letter” means an Investment Letter substantially in the form of Exhibit C executed by each Series 2007-A Noteholder.
     “Investor Charge-Offs” has the meaning specified in Section 4.05.
     “Investor Default Amount” means, with respect to any Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period and (ii) the Floating Investor Percentage.
     “Investor Finance Charge Collections” means, with respect to any Monthly Period, an amount equal to the Investor Percentage for such Monthly Period of Collections of Finance Charge Receivables (including Recoveries and Interchange treated as Collections of Finance Charge Receivables) deposited in the Collection Account for such Monthly Period which are to be treated as Investor Finance Charge Collections pursuant to Section 4.01(c).
     “Investor Percentage” means, for any Monthly Period, with respect to (i) Finance Charge Receivables, Defaulted Amounts and Uncovered Dilution Amounts at any time and Principal Receivables during the Revolving Period, the Floating Investor Percentage for such Monthly

Period and (ii) Principal Receivables during an Amortization Period, the Fixed Investor Percentage for such Monthly Period.
          “Investor Principal Collections” means, with respect to any Monthly Period, the aggregate amount retained in the Collection Account for Series 2007-A pursuant to Section 4.01(c)(ii) for such Monthly Period.
          “Investor Uncovered Dilution Amount” means, with respect to any Monthly Period, an amount equal to the product of the weighted average Floating Investor Percentage for such Monthly Period and the Uncovered Dilution Amount.
          “Master Indenture” means the Amended and Restated Master Indenture, dated as of May 1, 2007, between the Trust, as Issuer, and the Indenture Trustee, as the same may be amended, supplemented, restated or otherwise modified from time to time including, with respect to any Series or Class, the related Indenture Supplement.
          “Maximum Principal Balance” means the Class A Note Maximum Principal Balance plus the Class B Note Maximum Principal Balance.
          “Monthly Interest” means, with respect to any Distribution Date, the sum of the (i) Class A Monthly Interest and (ii) Class B Monthly Interest, in each case, as of such Distribution Date.
          “Monthly Period” means, with respect to each Distribution Date, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month; provided, however, that the initial Monthly Period will commence on the Closing Date and end on the last day of the calendar month preceding the first Distribution Date; provided, further, however, that for the purposes of calculating Portfolio Yield for the month of May 2007, the Monthly Period will be the period from and including May 1, 2007 to and including May 31, 2007.
          “Monthly Principal Reallocation Amount” means, with respect to any Monthly Period, an amount equal to the Class A Reallocated Principal Amount for such Monthly Period.
          “Monthly Servicer Report” means, with respect to each Distribution Date, the report, in substantially the form of Exhibit B, to be provided by the Servicer to the Agents, the Owner Trustee and the Indenture Trustee setting forth certain information relating to the Trust and the Series 2007-A Notes.
          “Monthly Servicing Fee” means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) (a) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date minus (b) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of such Monthly Period and the Floating Investor Percentage with respect to such Monthly Period.
          “Note Assignment” has the meaning specified in Section 8.07(d).

          “Note Principal Balance” means, on any date of determination, an amount equal to the sum of the (i) Class A Note Principal Balance and (ii) Class B Note Principal Balance, in each case, as of such date.
          “Note Purchase Agreement” means the Note Purchase Agreement, dated as of May 2, 2007, among the Transferor, the Servicer, the Conduit Purchaser, the Class A Agent and the Committed Purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Optional Redemption Date” has the meaning specified in Section 4.03(b).
          “Optional Redemption Notice” has the meaning specified in Section 4.03(b).
          “Partial Amortization Amount” has the meaning specified in Section 4.03(a).
          “Partial Amortization Period” means, unless the Scheduled Amortization Period or the Early Amortization Period shall have commenced prior thereto, a period beginning on the first day of the Monthly Period specified in the notice delivered by the Issuer in accordance with Section 4.03, and ending upon the earlier to occur of (i) the commencement of the Scheduled Amortization Period or the Early Amortization Period and (ii) the last day of the Monthly Period related to the Distribution Date on which the applicable Partial Amortization Amount shall have been paid in full.
          “Partial Participant” has the meaning specified in Section 8.07(f) and “Participant” has the meaning specified in Section 8.07(f).
          “Percentage Allocation” has the meaning specified in Section 4.01(c)(ii)(B).
          “Portfolio Adjusted Yield” means, with respect to any Monthly Period, the Portfolio Yield with respect to such Monthly Period minus the Base Rate with respect to such Monthly Period.
          “Portfolio Yield” means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the Investor Finance Charge Collections with respect to such Monthly Period, which amount shall be calculated on a cash basis after subtracting the Investor Default Amount and the Investor Uncovered Dilution Amount for such Monthly Period, and (ii) the denominator of which is the average Note Principal Balance of such Monthly Period; provided, however, that Excess Finance Charge Collections that are allocated to Series 2007-A with respect to such Monthly Period may be added to the numerator if the Transferor shall have provided ten Business Days prior written notice of such action to each Rating Agency and the Rating Agency Condition shall have been satisfied.
          “Principal Balance Increase” means an increase in Note Principal Balance pursuant to a request that can be made, from time to time, during the Revolving Period by the Transferor.
          “Principal Balance Increase Confirmation” means, with respect to a Principal Balance Increase, an increase confirmation to be delivered to the Indenture Trustee, substantially in the form attached hereto as Exhibit E.

          “Principal Balance Increase Request” means an irrevocable notice from the Transferor to the Indenture Trustee, the Servicer and the Agents, substantially in the form attached hereto as Exhibit D.
          “Reallocated Principal Collections” means, with respect to any Distribution Date, Investor Principal Collections applied in accordance with Section 4.06 in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period.
          “Reassignment Amount” means, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Note Principal Balance (or the applicable portion thereof in the case of any partial redemption pursuant to Section 4.03(b)), (ii) Monthly Interest and any Monthly Interest previously due but not distributed to the Series 2007-A Noteholders (or the applicable portion thereof in the case of any partial redemption pursuant to Section 4.03(b)), (iii) the amount of Additional Interest, if any, and any Additional Interest previously due but not distributed to the Series 2007-A Noteholders on a prior Distribution Date (or the applicable portion thereof in the case of any partial redemption pursuant to Section 4.03(b)) and (iv) any other amounts due and unpaid on such Distribution Date under the Note Purchase Agreement, including Broken Funding Costs (if any).
          “Redemption Date” means the date specified by the Servicer pursuant to Section 7.01(b).
          “Required Subordination Percentage” means 8.7%.
          “Requisite Agent” means the Class A Agent at all times prior to the Class B Succession Date, and thereafter, the Class B Agent.
          “Reset Date” means (i) the last day of each calendar month, (ii) each Removal Date, (iii) each date on which the Trust issues a new Series of Notes or Class of Notes relating to a multiple issuance Series, (iv) each date on which there is an increase in the invested amount with respect to any Series of Notes issued by the Trust, (v) each Addition Date, (vi) each Optional Redemption Date, (vii) each date on which a Principal Balance Increase occurs and (viii) the date on which all or any portion of a Partial Amortization Amount is paid.
          “Revolving Period” means the period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding the day on which the Scheduled Amortization Period commences or the Early Amortization Period commences; provided, however, that the Revolving Period shall be temporarily suspended for the duration of any Partial Amortization Period.
          “Rule 144A” means Rule 144A under the Securities Act.
          “Scheduled Amortization Date” means the earlier of (i) the Purchase Expiration Date and (ii) the close of business on the date that is 30 days after the date on which the Indenture Trustee received notice from the Issuer of the Issuer’s decision to terminate the Revolving Period.
          “Scheduled Amortization Period” means, unless a Pay Out Event with respect to Series 2007-A shall have occurred prior thereto, the period commencing on the Scheduled Amortization

Date and ending upon the earliest to occur of (i) the commencement of the Early Amortization Period, (ii) the payment in full of the Note Principal Balance and (iii) the Series 2007-A Final Maturity Date.
          “Series 2007-A” means the Series of Notes the terms of which are specified in this Indenture Supplement.
          “Series 2007-A Final Maturity Date” means the Distribution Date occurring in the thirty sixth calendar month following the earlier to occur of (x) the commencement of the Scheduled Amortization Period and (y) the commencement of the Early Amortization Period.
          “Series 2007-A Note” means a Class A Note or a Class B Note.
          “Series 2007-A Noteholder” means a Class A Noteholder or a Class B Noteholder.
          “Series 2007-A Pay Out Event” has the meaning specified in Section 6.01.
          “Series 2007-A Principal Shortfall” means, an amount equal to, for any Distribution Date with respect to (i) the Revolving Period, zero, (ii) any Partial Amortization Period, the excess, if any, of (a) the Partial Amortization Amount not previously distributed, over (b) the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (iii) the Scheduled Amortization Period or the Early Amortization Period, the excess, if any, of the Invested Amount over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).
          “Servicing Fee Rate” means 2% per annum.
          “Subordination Percentage” means, as of any date of determination, a fraction (expressed as a percentage) (i) the numerator of which is equal to the Class B Note Principal Balance as of such date, minus the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections for all prior Distribution Dates over Investor Charge-Offs and Reallocated Principal Collections reimbursed pursuant to Section 4.04(a)(iv) and (ii) the denominator of which is equal to the Note Principal Balance as of such date.
          “Transition Expenses” means any documented expenses and costs reasonably incurred by the Successor Servicer in connection with the transition of servicing duties under the Transaction Documents to the Successor Servicer, which in the aggregate shall not exceed $100,000.
          “Transfer and Servicing Agreement” means the Amended and Restated Transfer and Servicing Agreement, dated as of May 1, 2007, among the Transferor, the Trust, the Indenture Trustee, and Nordstrom fsb.
          “Transferor” means Nordstrom Credit Card Receivables II LLC (formerly known as Nordstrom Private Label Receivables LLC), and its successors and permitted assigns.
          “Trust” means Nordstrom Credit Card Master Note Trust II and its successors and permitted assigns.

          “Trust Agreement” means the Second Amended and Restated Trust Agreement, dated as of May 1, 2007, between the Transferor and Wilmington Trust Company, as trustee.
          “Uncovered Dilution Amount” means, with respect to any Distribution Date, that portion of the Dilution Amount for the related Monthly Period which would cause the Transferor Interest to fall below the Required Transferor Interest after giving effect to any deposits to the Special Funding Account by the Transferor pursuant to Section 3.09 of the Transfer and Servicing Agreement to cover the Dilution Amount or addition of Principal Receivables transferred to the Trust by the Transferor.
          “United States Person” has the meaning specified in Section 7701(a)(30) of the Code.
          Section 1.02. Other Definitional Provisions.
          (a) Each capitalized term defined herein shall relate to the Series 2007-A Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires. All capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement, the Note Purchase Agreement, the Master Indenture or the Transfer and Servicing Agreement, as the case may be. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Trust Agreement, the Note Purchase Agreement, the Master Indenture or the Transfer and Servicing Agreement, the terms and provisions of this Indenture Supplement shall govern.
          (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture or in any such certificate or other document shall control.
          (c) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day.
          (d) For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Indenture Supplement include all Exhibits hereto, (iii) references to words such as “herein,” “hereof” “hereunder” and the like shall refer to this Indenture Supplement as a whole and not to any particular part, Article or Section within this Indenture Supplement, (iv) references to an Article or Section such as “Article One” or “Section 1.01” and the like shall refer to the applicable Article or Section of this Indenture Supplement, (v) the term “include” and all variations thereof shall mean “include without limitation,” (vi) the term “or” shall include “and/or,” (vii) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (viii) Section, subsection, Schedule, if any, and Exhibit references contained in this Indenture Supplement are references to Sections, subsections, Schedules, if any, and Exhibits in or to this Indenture Supplement unless otherwise specified, (ix) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein, except that in the case of an Indenture Supplement, or any amendment thereto, such Indenture Supplement only supplements the Master Indenture insofar as it relates the related Series and (x) references to a Person are also to its successors and permitted assigns.

ARTICLE TWO
CREATION OF THE SERIES 2007-A NOTES
          Section 2.01. Designation.
          (a) There is hereby created and designated a Series of Notes to be issued pursuant to the Master Indenture and this Indenture Supplement to be known as “Nordstrom Credit Card Master Note Trust II, Series 2007-A Asset Backed Variable Funding Notes” or the “Series 2007-A Notes.” The Series 2007-A Notes shall be issued in two Classes, the first of which shall be known as the “Series 2007-A Asset Backed Variable Funding Notes, Class A” and the second of which shall be known as the “Series 2007-A Asset Backed Variable Funding Notes, Class B.” The Series 2007-A Notes shall be due and payable on the Series 2007-A Final Maturity Date.
          (b) Series 2007-A shall be included in Group One and shall be (i) a Principal Sharing Series and (ii) an Excess Allocation Series with respect to Group One only. Series 2007-A shall not be subordinated to any other Series. Series 2007-A shall not be a Principal Sharing Series or an Excess Allocation Series with respect to any other Group.
          (c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Master Indenture, the terms and provisions of this Indenture Supplement shall be controlling with respect to Series 2007-A only.
          (d) The Series 2007-A Notes shall be Definitive Notes and shall be delivered as Registered Notes as provided in Section 2.01 of the Master Indenture.
          Section 2.02. Private Placement of Series 2007-A Notes; Form of Delivery of Series 2007-A Notes. The Series 2007-A Notes have not been registered under the Securities Act or any applicable state securities laws and may not be offered, sold, pledged or otherwise transferred except in a transaction exempt from the registration requirements of the Securities Act and state securities laws applicable to (i) Nordstrom fsb or any Affiliate thereof, (ii) a Person who the Holder reasonably believes is a “Qualified Institutional Buyer” within the meaning thereof in Rule 144A in compliance with Rule 144A or (iii) a Person who is an institutional “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in each case in compliance with the certification and other requirements specified herein. None of the Issuer, the Transferor, the Transfer Agent and Registrar or the Indenture Trustee is obligated to register the Series 2007-A Notes under the Securities Act or any other state securities laws. Each Holder of a Series 2007-A Note shall represent and warrant, for the benefit of the Trust, Nordstrom fsb and the Transferor, that such Holder is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA which is subject to the provisions of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code, other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code which is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (unless registered under the Investment Company Act of 1940). Neither the Series 2007-A Notes nor any interest therein may be transferred to an employee benefit plan, trust or account subject to ERISA, or described in Section 4975(e)(1) of the Code. Any transfer of a direct or indirect interest in any Series 2007-A Notes is subject to the provisions of the Master Indenture and certain limitations therein set forth.

ARTICLE THREE
SERVICING FEE
          Section 3.01. Servicing Compensation. The share of the Servicing Fee allocable to the Series 2007-A Noteholders with respect to any Distribution Date shall equal the Monthly Servicing Fee. The remainder of the Servicing Fee shall be paid by the Holders of the Transferor Certificates or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall the Trust, the Indenture Trustee or the Series 2007-A Noteholders be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Certificates or the Noteholders of any other Series. To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this Section and Section 4.04, it shall be paid by the Holders of the Transferor Certificates.

ARTICLE FOUR
RIGHTS OF SERIES 2007-A NOTEHOLDERS AND ALLOCATION AND APPLICATION
OF COLLECTIONS
          Section 4.01. Collections and Allocations.
          (a) Allocations. Collections of Finance Charge Receivables, Principal Receivables and Defaulted Receivables allocated to Series 2007-A pursuant to Article Eight of the Master Indenture shall be allocated and distributed as set forth in this Article.
          (b) Payments to the Transferor. The Servicer shall on each Deposit Date direct the Indenture Trustee to withdraw from the Collection Account and pay to the Holders of the Transferor Certificates (or to the Successor Servicer to the extent that the Successor Servicer is owed Transition Expenses after the application of Section 4.04(a)):
     (i) an amount equal to the Transferor Percentage for the related Monthly Period of Collections of Finance Charge Receivables; and
     (ii) an amount equal to the Transferor Percentage for the related Monthly Period of Collections of Principal Receivables deposited in the Collection Account, if the Transferor Interest (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Required Transferor Interest.
          The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment of the purchase price for the Receivables or the Notes pursuant to, respectively, Section 2.06, 6.01 or 7.01 of the Transfer and Servicing Agreement or Section 11.04 of the Master Indenture and payment of the Reassignment Amount for the Series 2007-A Notes pursuant to Sections 7.01 and 7.02 of this Indenture Supplement.
          (c) Allocations to the Series 2007-A Noteholders. The Servicer shall, prior to the close of business on any Deposit Date, allocate to the Series 2007-A Noteholders the following amounts as set forth below:
     (i) Allocations of Finance Charge Collections. The Servicer shall allocate to the Series 2007-A Noteholders and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Investor Percentage and (B) the aggregate amount of Collections of Finance Charge Receivables deposited in the Collection Account on such Deposit Date.
     (ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2007-A Noteholders, the following amounts as set forth below:
     (A) Allocations During the Revolving Period. During the Revolving Period, an amount equal to the product of (1) the Investor Percentage and (2) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2007-A Noteholders and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.
     (B) Allocations During any Partial Amortization Period. During any Partial Amortization Period, an amount equal to the product of (1) the Investor Percentage and (2) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date (the product for any such date is hereinafter referred to as a “Percentage Allocation” shall be allocated to the Series 2007-A Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that if the sum of such Percentage Allocation and all preceding Percentage Allocations with respect to the same Monthly Period exceeds the difference between the Partial Amortization Amount and the total amount of principal payments set aside for the Series 2007-A Noteholders during the related Partial Amortization Period, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.
     (C) Allocations During the Scheduled Amortization Period or the Early Amortization Period. During the Scheduled Amortization Period or the Early Amortization Period, an amount equal to the product of (1) the Investor Percentage and (2) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date shall be allocated to the Series 2007-A Noteholders and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Series 2007-A Noteholders, amounts allocated to the Series 2007-A Noteholders pursuant to this Section 4.01(c)(ii)(C) shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Interest on such Deposit Date is greater than the Required Transferor Interest (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

          Section 4.02. Determination of Monthly Interest.
          (a) Pursuant to and in accordance with the Note Purchase Agreement, on or before the second Business Day after the end of each calendar month, the Class A Agent shall calculate the Class A Note Rate and the Class A Monthly Interest distributable from the Collection Account on any Distribution Date for the related Due Period and shall provide the Servicer with written notice of the Class A Note Rate and the Class A Monthly Interest for such Due Period. Notwithstanding anything to the contrary herein, the Class A Monthly Interest shall be distributed on the Class A Notes only to the extent permitted by applicable law.
          (b) On each Determination Date, the Servicer shall determine and notify the Indenture Trustee in writing of the Class A Interest Shortfall, if any. If, on any Distribution Date, the Class A Interest Shortfall is greater than zero, on each subsequent Distribution Date until such Class A Interest Shortfall is fully paid, the Class A Additional Interest shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be distributed with respect to the Class A Notes only to the extent permitted by applicable law.
          (c) On each Determination Date, the Servicer shall calculate the Class B Monthly Interest to be distributed from the Collection Account on the related Distribution Date. Notwithstanding anything to the contrary herein, the Class B Monthly Interest shall be distributed on the Class B Notes only to the extent permitted by applicable law.
          (d) On each Determination Date, the Servicer shall determine and notify the Indenture Trustee in writing of the Class B Interest Shortfall, if any. If, on any Distribution Date, the Class B Interest Shortfall is greater than zero, on each subsequent Distribution Date until such Class B Interest Shortfall is fully paid, the Class B Additional Interest shall be payable as provided herein with respect to the Class B Notes. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be distributed with respect to the Class B Notes only to the extent permitted by applicable law.
          Section 4.03. Suspension of the Revolving Period; Partial Amortization Period.
          (a) The Transferor may from time to time, in its sole discretion, unless a Pay Out Event shall have occurred prior thereto, suspend the Revolving Period and cause a Partial Amortization Period to commence for one or more Monthly Periods by delivering to each of the Servicer, the Indenture Trustee and the Requisite Agent, an irrevocable written notice by 12:00 p.m., Chicago time, on the first Business Day preceding the first day of the Monthly Period in which such Partial Amortization Period is scheduled to commence, which notice shall specify the aggregate amount of the decrease in the Class A Note Principal Balance and the Class B Note Principal Balance (the “Partial Amortization Amount”) for such Partial Amortization Period; provided, however, that any Partial Amortization Amount shall be in an amount of at least $1,000,000 or multiples of $100,000 in excess thereof; provided, further, that the Transferor may not cause a Partial Amortization Period to commence unless, in the reasonable belief of the Transferor, such Partial Amortization Period would not result in the occurrence of a Pay Out Event.

          (b) On any Business Day during the Revolving Period, the Issuer may cause the Servicer to provide written notice to the Indenture Trustee and the Series 2007-A Noteholders (an “Optional Redemption Notice”) at least two Business Days prior to any Business Day (the “Optional Redemption Date”) stating its intention to cause a full or partial redemption of the Series 2007-A Notes on the Optional Redemption Date at a redemption price equal to (i) if the Optional Redemption Date is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if the Optional Redemption Date is not a Distribution Date, the Reassignment Amount for the Distribution Date following such date. Any such redemption shall be in a minimum amount of $2,000,000 or an integral multiple of $500,000 in excess thereof. The Optional Redemption Notice shall state the Optional Redemption Date and the Reassignment Amount. Not later than 3:00 p.m., Chicago time, on the Business Day prior to the Optional Redemption Date the Issuer shall deposit the Reassignment Amount into the Collection Account in immediately available funds.
          Section 4.04. Application of Available Finance Charge Collections and Available Principal Collections. The Servicer shall apply, or shall cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Distribution Date, Available Finance Charge Collections and Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:
     (a) On each Distribution Date, an amount equal to the Available Finance Charge Collections will be distributed or deposited in the following priority:
     (i) an amount equal to the Monthly Servicing Fee for such Distribution Date plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on one or more prior Distribution Dates, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section 8.04 of the Master Indenture);
     (ii) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on one or more prior Distribution Dates, plus the amount of any Class A Additional Interest for such Distribution Date, plus the amount of any Class A Additional Interest previously due but not distributed to Class A Noteholders on one or more prior Distribution Dates, shall be distributed to the Class A Noteholders;
     (iii) an amount equal to the Investor Default Amount and the Investor Uncovered Dilution Amount, if any, for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date;
     (iv) an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed pursuant to this subparagraph shall be treated as a portion of Available Principal Collections for such Distribution Date;

     (v) any Class A Additional Amounts due and payable to the Class A Agent pursuant to the Class A Note Purchase Agreement with respect to such Distribution Date shall be paid to the Class A Agent;
     (vi) upon the occurrence of an Event of Default with respect to Series 2007-A and acceleration of the maturity of the Series 2007-A Notes, the balance, if any, up to the outstanding principal amount of the Series 2007-A Notes will be treated as Available Principal Collections for that Distribution Date for distribution to the Series 2007-A Noteholders;
     (vii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on one or more prior Distribution Dates, plus the amount of any Class B Additional Interest for such Distribution Date, plus the amount of any Class B Additional Interest previously due but not distributed to Class B Noteholders on one or more prior Distribution Dates, shall be distributed to the Class B Noteholders;
     (viii) an amount equal to the Transition Expenses, if any, shall be distributed to the Successor Servicer, if any; and
(ix) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series in Group One or to the Holder of the Transferor Certificates as described in Section 8.08 of the Master Indenture and Section 4.01 of this Indenture Supplement.
     (b) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Master Indenture.
     (c) On each Distribution Date with respect to the Partial Amortization Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be distributed in the following order of priority:
     (i) an amount which, together with the aggregate amounts distributed pursuant to this clause (i) on prior Distribution Dates with respect to the same Partial Amortization Period, equals the Partial Amortization Amount, shall be distributed to the Class A Noteholders and the Class B Noteholders, pro rata, but in no event shall the Class A Noteholders or the Class B Noteholders, as applicable, receive monies in excess of the then outstanding Class A Note Principal Balance or the Class B Note Principal Balance, respectively; and
     (ii) the balance of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Master Indenture.

     (d) On each Distribution Date with respect to the Scheduled Amortization Period or the Early Amortization Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be distributed in the following order of priority:
     (i) an amount up to the Class A Principal Balance on such Distribution Date shall be distributed to the Class A Noteholders;
     (ii) for each Distribution Date beginning on the Distribution Date on which the Class A Principal Balance is paid in full, an amount up to the Class B Principal Balance on such Distribution Date shall be distributed to the Class B Noteholders; and
     (iii) for each Distribution Date beginning on the Distribution Date on which the Class B Principal Balance is paid in full, an amount equal to the balance, if any, of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.05 of the Indenture.
          Section 4.05. Investor Charge-Offs. On each Determination Date, the Servicer shall calculate the Investor Default Amount and the Investor Uncovered Dilution Amount, if any, for the related Distribution Date. If, on any Distribution Date, the sum of the Investor Default Amount and the Investor Uncovered Dilution Amount for such Distribution Date exceeds the amount of Available Finance Charge Collections allocated with respect thereto pursuant to Section 4.04(a)(iii), with respect to such Distribution Date, the Invested Amount (after giving effect to any reductions for any Reallocated Principal Collections on such Distribution Date) will be reduced by the amount of such excess, but not by more than the lesser of (i) the sum of the Investor Default Amount and the Investor Uncovered Dilution Amount and (ii) the Invested Amount (after giving effect to any reductions for any Reallocated Principal Collections on such Distribution Date) for such Distribution Date (such reduction, an “Investor Charge-Off”).
          Section 4.06. Reallocated Principal Collections. On each Distribution Date, the Servicer shall apply, or shall cause the Indenture Trustee to apply, Reallocated Principal Collections with respect to such Distribution Date, to fund any deficiency pursuant to and in the priority set forth in Sections 4.04(a)(i) and (ii). On each Distribution Date, the Invested Amount shall be reduced by the amount of Reallocated Principal Collections for such Distribution Date.
          Section 4.07. Excess Finance Charge Collections. Series 2007-A shall be an Excess Allocation Series with respect to Group One only. Subject to Section 8.08 of the Master Indenture, Excess Finance Charge Collections with respect to the Excess Allocation Series in Group One for any Distribution Date will be allocated to Series 2007-A in an amount equal to the product of (i) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Distribution Date and (ii) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2007-A for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One for such Distribution Date.

          Section 4.08. Shared Principal Collections. Subject to Section 8.05 of the Master Indenture, Shared Principal Collections with respect to all Series in Group One for any Distribution Date will be allocated to Series 2007-A in an amount equal to the product of (i) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series in Group One for such Distribution Date and (ii) a fraction, the numerator of which is the Series 2007-A Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Group One for such Distribution Date.
          Section 4.09. Principal Balance Increases.
          (a) The Series 2007-A Noteholders agree, by acceptance of their Series 2007-A Notes, that the Transferor may, from time to time, prior to the earlier of the commencement of the Scheduled Amortization Period and the commencement of the Early Amortization Period, and so long as a Partial Amortization Period is not outstanding, and subject to the terms, conditions and restrictions set forth in this Section 4.09(a) and in the Note Purchase Agreement, request a Principal Balance Increase. Each such Principal Balance Increase shall, however, be subject to the satisfaction of the Increase Conditions and shall be permitted only (i) during the Revolving Period and (ii) upon the written request made by the Transferor to each Agent to increase the Note Principal Balance and the Invested Amount to an amount not to exceed the Maximum Principal Balance. Any such Principal Balance Increase shall be in a minimum amount of $2,000,000 and integral multiples of $500,000 in excess thereof. To request any such increase, the Transferor shall be required to give to each of the Indenture Trustee, the Servicer and each Agent, by 12:00 p.m., Chicago time, on the first Business Day prior to the date of the requested Principal Balance Increase, a Principal Balance Increase Request, specifying (i) the Increase Amount, (ii) the Increase Date, and (iii) the payment instructions for remittance of the proceeds of such requested Principal Balance Increase.
          (b) Each such Principal Balance Increase will be allocated to the Class A Note Principal Balance and the Class B Note Principal Balance on a pro rata basis determined by reference to the Class A Note Maximum Principal Balance and the Class B Note Maximum Principal Balance; provided, however, that if the Increase Condition set forth in clause (f)(ii) of the definition of Increase Condition is not satisfied, the Transferor may, with the prior written consent of each Class B Noteholder, direct the Indenture Trustee in writing, with a copy to each Agent, to allocate to the Class B Note Principal Balance a larger share of the Principal Balance Increase to the extent necessary to satisfy the Increase Condition set forth in clause (f)(i) of the definition of Increase Condition.
          (c) On the Increase Date for such Principal Balance Increase, after satisfaction of all conditions to such Principal Balance Increase, each Purchaser shall initiate the remittance of such Increase Amount allocated to it in accordance with Section 4.09(b), to the extent it has otherwise agreed or committed to fund such Principal Balance Increase, no later than 4:00 p.m., Chicago City time, in same day funds in accordance with the payment instructions specified in the Principal Balance Increase Request, and upon such remittance the outstanding Class A Note Principal Balance and the Class B Note Principal Balance, as the case may be, shall be increased by the amount of such remittance. Concurrently with the making of such Principal Balance Increase, the Transferor and the Requisite Agent shall deliver to the Indenture Trustee a Principal

Balance Increase Confirmation, specifying the Increase Amount and the Indenture Trustee shall promptly annotate the Note Register accordingly.

ARTICLE FIVE
DELIVERY OF SERIES 2007-A NOTES; DISTRIBUTIONS; REPORTS TO SERIES 2007-A
NOTEHOLDERS
          Section 5.01. Delivery and Payment for the Series 2007-A Notes. The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Series 2007-A Notes in accordance with Section 2.03 of the Master Indenture. The Indenture Trustee shall deliver the Series 2007-A Notes to or upon the order of the Issuer when so authenticated.
          Section 5.02. Distributions.
          (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record and each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Master Indenture), the amounts required to be distributed in respect of the Class A Notes pursuant to Article Four.
          (b) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.06, 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Master Indenture and Sections 7.01 and 7.02 of this Indenture Supplement.
          (c) Except as provided in Section 11.02 of the Master Indenture with respect to a final distribution, distributions to Series 2007-A Noteholders hereunder shall be made by (i) wire transfer in immediately available funds and (ii) without presentation or surrender of any Series 2007-A Note or the making of any notation thereon.
          Section 5.03. Reports and Statements to Series 2007-A Noteholders.
          (a) No later than each Determination Date, the Servicer will provide to each Agent, the Owner Trustee and the Indenture Trustee and each Rating Agency, the Monthly Servicer Report for such Distribution Date.
          (b) On or before January 31 of each calendar year, beginning with calendar year 2008, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2007-A Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2007-A Noteholders as set forth in Section 5.03(a), aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2007-A Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Series 2007-A Noteholders to prepare their tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

ARTICLE SIX
SERIES 2007-A PAY OUT EVENTS
          Section 6.01. Series 2007-A Pay Out Events. If any one of the following events shall occur with respect to the Series 2007-A Notes:
     (a) the Transferor or the Servicer shall fail to (i) make any payment or deposit required by the Transfer and Servicing Agreement, the Master Indenture or this Indenture Supplement on or before the date occurring three (3) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) observe or perform any other covenants or agreements of the Transferor or the Servicer set forth in the Transfer and Servicing Agreement, the Note Purchase Agreement, the Master Indenture or this Indenture Supplement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Servicer, as applicable, by the Indenture Trustee, or to the Transferor or the Servicer, as applicable, and the Indenture Trustee by any Holder of Series 2007-A Notes;
     (b) any representation or warranty made by (i) the Transferor in Sections 2.03 and 2.04 of the Transfer and Servicing Agreement shall prove to have been incorrect in any respect when made or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.01 or 2.09 of the Transfer and Servicing Agreement shall prove to have been incorrect in any material respect when delivered or (ii) the Servicer in Section 3.03 of the Transfer and Servicing Agreement shall prove to have been incorrect in any respect when made and, in each case, continues to be incorrect for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Servicer, as applicable, by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2007-A Notes; provided, however, that a Series 2007-A Pay Out Event pursuant to this Section 6.01(b) shall not be deemed to have occurred if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;
     (c) the average Portfolio Adjusted Yield for any three consecutive Monthly Periods is less than zero;
     (d) a court of competent jurisdiction shall issue a final non-appealable order to the effect that the Indenture Trustee shall, for any reason, fail to have a valid and perfected first priority security interest in the Receivables;
     (e) any failure to pay to Series 2007-A Noteholders the full amount of interest due on the Series 2007-A Notes on any Distribution Date;
     (f) a failure of the Transferor to convey Receivables in Additional Accounts to the Trust within five Business Days after it is required to do so pursuant to Section 2.09(a)(i) of the Transfer and Servicing Agreement;

     (g) without limiting any of the foregoing, the occurrence of an Event of Default with respect to Series 2007-A and acceleration of the maturity of the Series 2007-A Notes in accordance with Section 5.03 of the Master Indenture;
     (h) any Servicer Default shall occur;
     (i) the Class A Note Principal Balance shall not be paid in full on the Series 2007-A Final Maturity Date;
     (j) an Insolvency Event occurs with respect to the Transferor, any Account Owner, the Seller or the Servicer;
     (k) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the Transfer and Servicing Agreement or
     (l) the long tem unsecured debt rating assigned to Nordstrom, Inc. by Standard & Poor’s is less than BB+ or by Moody’s is less than Ba1;
then, in the case of any event described in subparagraph (a), (b), (g), (h) or (i) after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee or the Holders of Class A Notes (or, following the Class B Succession Date, Holders of Class B Notes) evidencing more than 50% of the aggregate unpaid principal amount of Class A Notes (or Class B Notes, as applicable) by notice then given in writing to the Transferor and the Servicer (and to the Indenture Trustee if given by the Class A Noteholders (or Class B Noteholders, as the case may be)) may declare that a “Series Pay Out Event” with respect to Series 2007-A (a “Series 2007-A Pay Out Event”) has occurred as of the date of such notice; provided, however, that the Holders of Class A Notes (or, following the Class B Succession Date, Holders of Class B Notes) evidencing more than 66 2/3% of the aggregate unpaid principal amount of Class A Notes (or Class B Notes, as applicable) by notice then given in writing to the Transferor and the Servicer (and to the Indenture Trustee if given by the Class A Noteholders (or Class B Noteholders, as the case may be)) may waive any Series 2007-A Pay Out Event of the type described in subparagraph (a), (b), (g), (h), (i) and (l) above, and, in the case of any event described in subparagraph (c), (d), (e), (f), (j) or (k) a Series 2007-A Pay Out Event shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2007-A Noteholders immediately upon the occurrence of such event.

ARTICLE SEVEN
REDEMPTION OF SERIES 2007-A NOTES; FINAL DISTRIBUTIONS;
SERIES TERMINATION
          Section 7.01. Optional Redemption of Series 2007-A Notes; Final Distributions.
          (a) On any day occurring on or after the date on which the outstanding principal balance of the Series 2007-A Notes is reduced to 10% or less of the highest outstanding principal balance of the Series 2007-A Notes during the Revolving Period, at any time on or after the Closing Date, the Servicer shall have the option to redeem the Series 2007-A Notes if it has determined, in its sole estimation, that the cost of servicing the related Receivables is unduly burdensome in relation to the benefit, at a purchase price equal to, if such day is (i) a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) not a Distribution Date, the Reassignment Amount for the immediately succeeding Distribution Date.
          (b) The Servicer shall give the Indenture Trustee and each Agent at least thirty (30) days prior written notice of the date on which the Servicer intends to exercise such optional redemption. Not later than the Business Day prior to the Redemption Date, the Servicer shall deposit into the Collection Account in immediately available funds, the Reassignment Amount. Such redemption option is subject to payment in full of the Reassignment Amount. Following deposit into the Collection Account in accordance with the foregoing, the Invested Amount for Series 2007-A shall be reduced to zero and the Series 2007-A Noteholders shall have no further security interest in the Receivables. The Reassignment Amount shall be distributed as set forth in Section 7.02(c).
          Section 7.02. Redemption of Series 2007-A Notes.
          (a) The amount to be paid by the Transferor with respect to Series 2007-A in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Transfer and Servicing Agreement.
          (b) The amount to be paid by the Transferor with respect to Series 2007-A in connection with a repurchase of the Series 2007-A Notes pursuant to Section 7.01 of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the Distribution Date of such repurchase.
          (c) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 2:00 p.m., Chicago time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (A) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (B) an amount equal to the sum of (1) the Class A Monthly Interest for such Distribution Date, (2) any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, (3) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders, and (4) all Class A Additional Amounts due to the Class A Noteholders and any other amounts due under the Class A Note Purchase Agreement; (ii) (A) the Class B Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Noteholders and (B) an amount equal to the sum of (1) the Class B Monthly Interest for such Distribution Date, (2) any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on any prior Distribution Date and (3) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Noteholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Noteholders and (iii) any excess shall be released to the Transferor.
          (d) Notwithstanding anything to the contrary in this Indenture Supplement, the Master Indenture or the Transfer and Servicing Agreement, all amounts distributed to the Paying Agent pursuant to Section 7.02(c) for payment to the Series 2007-A Noteholders shall be deemed distributed in full to the Series 2007-A Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 11.02 of the Master Indenture.
          Section 7.03. Series Termination. On the Series 2007-A Final Maturity Date, the right of the Series 2007-A Noteholders to receive payments from the Issuer will be limited solely to the right to receive payments pursuant to Section 5.05 of the Master Indenture and Section 7.02.

ARTICLE EIGHT
MISCELLANEOUS PROVISIONS
          Section 8.01. Ratification of Indenture. As supplemented by this Indenture Supplement, the Master Indenture is in all respects ratified and confirmed and the Master Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.
          Section 8.02. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
          Section 8.03. Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          Section 8.04. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Indenture Supplement has been executed and delivered by Wilmington Trust, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, and in no event shall the Owner Trustee in its individual capacity have any liability in respect of the representations, warranties or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Indenture Supplement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.
          Section 8.05. Successors and Assigns. This Indenture Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Issuer may not assign or transfer any of its rights under this Indenture Supplement without the prior written consent of the Requisite Agent and without prior notice to each Rating Agency.
          Section 8.06. Amendments. In addition to the conditions to the amendment of the Master Indenture and this Indenture Supplement set forth in the Master Indenture, this Indenture Supplement may not be amended unless the Rating Agency Condition shall be been satisfied with respect to such amendment and the Class A Agent shall have consented to such amendment.
          Section 8.07. Tax Matters.
          (a) Notwithstanding anything to the contrary herein, each of the Paying Agent, Servicer or Indenture Trustee shall be entitled to withhold any amount that it reasonably determines in its sole discretion is required to be withheld pursuant to Section 1446 of the Code and such amount shall be deemed to have been paid for all purposes of the Master Indenture or the Transfer and Servicing Agreement.

     (b) Each of the Series 2007-A Noteholders agrees that prior to the date on which the first interest payment hereunder is due thereto, it will provide to the Transferor, the Servicer and the Indenture Trustee (i) if such Series 2007-A Noteholder is incorporated or organized under the laws of a jurisdiction outside the United States (or is otherwise not a United States Person), two duly completed copies of the United States Internal Revenue Service Form W-8ECI or successor applicable or required forms, (ii) if the Transferor so requests, a duly completed copy of United States Internal Revenue Service Form W-9 or successor applicable or required forms and (iii) such other forms and information as the Transferor may reasonably request to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. Each Series 2007-A Noteholder agrees to provide to the Transferor, the Servicer and the Indenture Trustee, additional subsequent duly completed forms satisfactory to the Transferor, the Servicer and the Indenture Trustee on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and to provide such extensions or renewals as may be reasonably requested by the Transferor, the Servicer or the Indenture Trustee. Each Series 2007-A Noteholder certifies, represents and warrants that as of the date of this Indenture Supplement, or in the case of a Series 2007-A Noteholder which is an assignee as of the date of such Note Assignment (as defined below), that (i) it is entitled (a) to receive payments under this Indenture Supplement without deduction or withholding of any United States federal income taxes (other than taxes required to be withheld pursuant to Section 1446 of the Code) and (b) to an exemption from United States backup withholding tax and (ii) it will pay any taxes attributable to its ownership of an interest in the Series 2007-A Notes.
     (c) Each Series 2007-A Noteholder agrees with the Transferor that (i) it will deliver to the Transferor on or before the Closing Date or the effective date of any Note Assignment an Investment Letter, executed by such assignee Series 2007-A Noteholder, in the case of a Note Assignment, with respect to the purchase by such Series 2007-A Noteholder of a portion of an interest relating to the Series 2007-A Notes and (ii) all of the statements made by such Series 2007-A Noteholder in its Investment Letter shall be true and correct as of the date made.
     (d) Subject to the provisions of Section 2.02, each Series 2007-A Noteholder may at any time sell, assign or otherwise transfer, to the extent of such Series 2007-A Noteholder’s interest in the Series 2007-A Notes (each, a “Note Assignment”), to (i) either Agent, any Purchaser or any other Person specified in Section 11.03(c) of the Class A Note Purchase Agreement or (ii) any other Person to which the Transferor may consent, which consent shall not be unreasonably withheld (upon such Note Assignment, a “Series 2007-A Noteholder”) all or part of its interest in the Series 2007-A Notes; provided, however, that any Note Assignment shall be void unless (i) the minimum amount of such Note Assignment shall be $1,000,000, (ii) such assignee Series 2007-A Noteholder shall comply with this Section and shall have delivered to the Indenture Trustee, prior to the effectiveness of such Note Assignment, a copy of an agreement under which such assignee Series 2007-A Noteholder has made the representations, warranties and covenants required to be made pursuant to this Section, (iii) there shall not be, in the aggregate, more than five Class A Noteholders and Partial Participants and five Class B Noteholders and Partial Participants after giving effect to such Note Assignment and (iv) such proposed assignee shall provide the forms described in (i), (ii) and (iii) of Section 8.07(b) (subject to the Transferor’s consent, as applicable and as set forth therein) in the manner described therein. In connection with any Note Assignment to a Person other than either

Agent, any Purchaser or any other Person specified in Section 11.03(c) of the Class A Note Purchase Agreement, the assignor Series 2007-A Noteholder shall request in writing to the Indenture Trustee (who shall promptly deliver it to the Transferor) for the consent of the Transferor (the Transferor shall respond to any such request within ten Business Days after its receipt and the Transferor will not unreasonably withhold such consent) it being understood that the obtaining of such consent is a condition to the effectiveness of such Note Assignment. Each assignee Series 2007-A Noteholder is subject to the terms and conditions of Section 8.07(b) on an ongoing basis and hereby makes the certifications, representations and warranties contained therein, and the assigning Series 2007-A Noteholder hereby certifies, represents and warrants that its assignee’s certifications, representations and warranties thereunder are true.
     (e) Each Series 2007-A Noteholder, by its holding an interest in the Series 2007-A Notes, hereby severally represents, warrants and covenants, and each Series 2007-A Noteholder that acquires an interest in the Series 2007-A Notes by Note Assignment shall be deemed to have severally represented, warranted and covenanted upon such Note Assignment that (i) it intends to treat the Series 2007-A Notes for all federal, state and local income and franchise tax purposes as indebtedness and (ii) (A) it has neither acquired, nor will it sell, trade or transfer any interest in the Series 2007-A Notes or cause any interest in the Series 2007-A Notes to be marketed on or through either (1) an “established securities market” within the meaning of Code Section 7704(b)(1), including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (2) a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704(b)(2), including a market wherein interests in the Series 2007-A Notes are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available to the public bid or offer quotes with respect to interests in the Series 2007-A Notes and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others and (B) unless the Transferor consents otherwise (which consent shall be based on an Opinion of Counsel to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation), such holder (1) is properly classified as, and will remain classified as, a “corporation” as described in Code Section 7701(a)(3) and (2) is not, and will not become, an S corporation as described in Code Section 1361. Each such Series 2007-A Noteholder shall further agree in connection with its acquisition of such interest that, in the event of any breach of its representation and covenant that it is and shall remain classified as a corporation other than an S corporation, the Transferor shall have the right to procure a replacement investor to replace such Series 2007-A Noteholder, and further that such Series 2007-A Noteholder shall take all actions necessary to permit such replacement investor to succeed to its rights and obligations as a Series 2007-A Noteholder.
     (f) Subject to the provisions of Section 2.02, any Series 2007-A Noteholder may at any time grant a participation in all or part (but not less than $5,000,000) of its interest in the Series 2007-A Notes to (i) either Agent, the Purchaser or any other Person specified in Section 11.03(c) of the Class A Note Purchase Agreement, or (ii) any other Person to which the Transferor may consent, which consent shall not be unreasonably withheld (the Agents, the Purchaser and each such other Person, a “Participant” and each Participant acquiring a participation in less than all of a Series 2007-A Noteholder’s rights with respect to payments due thereunder, a “Partial Participant”); provided, however, that such participation shall be void, unless (i) such Participant complies with the applicable provisions of this Section 8.08, (ii) there shall not be, in the aggregate, more than five (5) Class A Noteholders and Partial Participants and five (5) Class B Noteholders and Partial Participants after giving effect to such participation, and (iii) such Series 2007-A Noteholder delivers to the Indenture Trustee, prior to the effectiveness of its participation, a copy of an agreement under which such Participant has made the representations, warranties and covenants required to be made pursuant to this Section. In connection with the granting of any such participation to any Person other than to either Agent, the Purchaser or any other Person specified in Section 11.03(c) of the Class A Note Purchase Agreement, the granting Series 2007-A Noteholder shall provide a written request to the Indenture Trustee (who shall promptly deliver it to the Transferor) for the consent of the Transferor to the granting of the specified interest to any identified prospective Participant, the Transferor shall respond to any such request within ten Business Days after its receipt, it being understood that the obtaining of such consent is a condition to the effectiveness of such a participation. Each Series 2007-A Noteholder hereby acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Series 2007-A Noteholder’s direct obligations hereunder and that neither the Trust nor the Transferor shall have any obligation to have any communication or relationship whatsoever with any Participant of such Series 2007-A Noteholder in order to enforce the obligations of such Series 2007-A Noteholder hereunder. Each Series 2007-A Noteholder shall promptly notify the Indenture Trustee (which shall promptly notify the Transferor) in writing of the identity and interest of each Participant upon any such disposition. In granting any participation, the Series 2007-A Noteholder certifies, represents and warrants that (i) such Participant is entitled to (x) receive payments with respect to its participation without deduction or withholding of any United States federal income taxes and (y) an exemption from United States backup withholding tax, (ii) prior to the date on which the first interest payment is due to the Participant, such Series 2007-A Noteholder will provide to the Servicer and Indenture Trustee, the forms described in (i), (ii) and (iii) of Section 8.08(b) (subject to the Transferor’s consent, as applicable and as set forth therein) as though the Participant were a Series 2007-A Noteholder, and (iii) such Series 2007-A Noteholder similarly will provide subsequent forms as described in Section 8.08(b) with respect to such Participant as though it were a Series 2007-A Noteholder.
     (g) Each Series 2007-A Noteholder, by its holding an interest in the Series 2007-A Notes, hereby severally represents, warrants and covenants, and each Series 2007-A Noteholder that acquires an interest in the Series 2007-A Notes by Note Assignment shall be deemed to have severally represented, warranted and covenanted upon such Note Assignment that (i) it intends to treat the Series 2007-A Notes for all federal, state and local income and franchise tax purposes as indebtedness and (ii) (A) it has neither acquired, nor will it sell, trade or transfer any interest in the Series 2007-A Notes or cause any interest in the Series 2007-A Notes to be marketed on or through either (1) an “established securities market” within the meaning of Code Section 7704(b)(1), including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (2) a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704(b)(2), including a market wherein interests in the Series 2007-A Notes are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available to the public bid or offer quotes with respect to interests in the Series 2007-A Notes and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, and (B) unless the Transferor consents otherwise (which consent shall be based on an Opinion of Counsel to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation), such holder (1) is properly classified as, and will remain classified as, a “corporation” as described in Code Section 7701(a)(3) and (2) is not, and will not become, an S corporation as described in Code Section 1361, and (z) it will (i) cause any participant with respect to such interest otherwise permitted hereunder to make similar representations and covenants for the benefit of the Transferor and the Trust and (ii) forward a copy of such representations and covenants to the Indenture Trustee. Each such Series 2007-A Noteholder shall further agree in connection with its acquisition of such interest that, in the event of any breach of its representation and covenant that it (or its participant) is and shall remain classified as a corporation other than an S corporation, the Transferor shall have the right to procure a replacement investor to replace such Series 2007-A Noteholder (or its participant), and further that such Series 2007-A Noteholder shall take all actions necessary to permit such replacement investor to succeed to its rights and obligations as a Series 2007-A Noteholder (or to the rights of its participant).

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

NORDSTROM CREDIT CARD MASTER NOTE TRUST II, as Issuer

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as
Owner Trustee

By:	/s/ James P. Lawler

James P. Lawler
Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Melissa K. Philibert

Melissa K. Philibert
Vice President
Acknowledged and Accepted:
NORDSTROM CREDIT CARD
RECEIVABLES II LLC,
as Transferor

By:	/s/ Marc A. Anacker

Marc A. Anacker
Treasurer
NORDSTROM fsb,
as Servicer

By:	/s/ Kevin T. Knight

Kevin T. Knight
Chairman and CEO

EXHIBIT A-1
FORM OF
SERIES 2007-A ASSET BACKED VARIABLE FUNDING NOTE, CLASS A
     THIS CLASS A NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS CLASS A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS TO (1) NORDSTROM FSB OR ANY AFFILIATE THEREOF, (2) A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) IN COMPLIANCE WITH RULE 144A OR (3) A PERSON WHO IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2007-A INDENTURE SUPPLEMENT REFERRED TO HEREIN. NONE OF THE ISSUER, THE TRANSFEROR, THE TRANSFER AGENT AND REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE CLASS A NOTES UNDER THE SECURITIES ACT OR ANY OTHER STATE SECURITIES LAW.
     EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF NORDSTROM CREDIT CARD MASTER NOTE TRUST II, NORDSTROM FSB AND NORDSTROM CREDIT CARD RECEIVABLES II LLC, THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHICH IS SUBJECT TO THE PROVISIONS OF ERISA, (2) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY (UNLESS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).
     NEITHER THIS CLASS A NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO ERISA OR DESCRIBED IN SECTION 4975(e)(1) OF THE CODE.
     ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 2.02 AND 8.07 OF THE INDENTURE SUPPLEMENT.

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     THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS CLASS A NOTE ALLOCABLE TO PRINCIPAL. IN ADDITION, THE PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE SERIES 2007-A INDENTURE SUPPLEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE MAY BE DIFFERENT FROM THE PRINCIPAL BALANCE SHOWN BELOW. ANYONE ACQUIRING THIS CLASS A NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS A NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THE CLASS A NOTES, THE INDENTURE TRUSTEE IS WELLS FARGO BANK, NATIONAL ASSOCIATION.

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PRINCIPAL BALANCE $300,000,000
REGISTERED
No. R-1
NORDSTROM CREDIT CARD MASTER NOTE TRUST II
SERIES 2007-A ASSET BACKED VARIABLE FUNDING NOTE, CLASS A
     Nordstrom Credit Card Master Note Trust II (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by the Amended and Restated Trust Agreement, dated as of May 1, 2007, between Nordstrom Credit Card Receivables II LLC and Wilmington Trust Company, for value received, hereby promises to pay to JPMorgan Chase Bank, National Association, or its registered assigns, subject to the following provisions, the principal sum of THREE HUNDRED MILLION DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture (as defined herein), on the Distribution Date occurring in the thirty sixth calendar month following the earlier to occur of (x) the commencement of the Scheduled Amortization Period and (y) the commencement of the Early Amortization Period (the “Series 2007-A Final Maturity Date”). The Issuer will pay interest on the unpaid principal amount of this Class A Note at the Class A Note Rate on each Distribution Date until the principal amount of this Class A Note is paid in full. Interest on this Class A Note will accrue at the Class A Note Rate for each Distribution Date from, and including, the prior Distribution Date on which interest has been paid to but excluding the current Distribution Date or, in the case of the first Distribution Date or if no interest has yet been paid, from, and including, May 2, 2007. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Class A Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Class A Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.
     Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class A Note shall not be entitled to any benefit under the Master Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

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     IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.
Dated: May 2, 2007

NORDSTROM CREDIT CARD MASTER NOTE TRUST II, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Name:
Title
INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Class A Notes described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee,

By:

Authorized Signatory

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NORDSTROM CREDIT CARD MASTER NOTE TRUST II
SERIES 2007-A ASSET BACKED VARIABLE FUNDING NOTE, CLASS A
Summary of Terms and Conditions
     This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as Nordstrom Credit Card Master Note Trust II, Series 2007-A Asset Backed Variable Funding Notes (the “Series 2007-A Notes”), issued pursuant to the Amended and Restated Master Indenture, dated as of May 1, 2007 (the “Master Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Indenture Trustee”), as supplemented by the Series 2007-A Indenture Supplement, dated as of May 2, 2007 (the “Indenture Supplement” and, together with the Master Indenture, (the “Indenture”), between the Issuer and the Indenture Trustee, and representing the right to receive certain payments from the Issuer. The Class A Notes are subject to all of the terms of the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control. The Class B Notes will also be issued under the Indenture.
     The Noteholder, by its acceptance of this Class A Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Class A Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Class A Notes or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.
     This Class A Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.
     The Class A Note Initial Principal Balance is $0. The Class A Note Principal Balance on any date will be an amount equal the excess of (i) the sum of the (a) Class A Note Initial Principal Balance and (b) aggregate amount of Principal Balance Increases allocated to the Class A Notes made on or prior to such date over (ii) the aggregate amount of principal payments made to the Class A Noteholders on or prior to such date.
     The Series 2007-A Final Maturity Date means the Distribution Date occurring in the thirty sixth calendar month following the earlier to occur of (x) the commencement of the Scheduled Amortization Period and (y) the commencement of the Early Amortization Period.. Payments of principal of the Class A Notes shall be payable in accordance with the provisions of the Indenture.
     Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.
     On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record on the related Record Date (except for the final distribution in respect of this Class A Note) such Class A Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to

A-1-5

a final distribution, distributions to Class A Noteholders shall be made by (i) wire transfer to each Class A Noteholder at the account specified by the Class A Agent to the Indenture Trustee and the Servicer and (ii) without presentation or surrender of any Class A Note or the making of any notation thereon. Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Class A Noteholders in accordance with the Indenture.
     On any day occurring on or after the date on which the outstanding principal balance of the Series 2007-A Notes is reduced to 10% or less of the highest outstanding principal balance of the Series 2007-A Notes during the Revolving Period, at any time on or after the Closing Date, the Servicer shall have the option to redeem the Series 2007-A Notes if it has determined, in its sole estimation, that the cost of servicing the related Receivables is unduly burdensome in relation to the benefit, at a purchase price equal to, if such day is (i) a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) not a Distribution Date, the Reassignment Amount for the immediately succeeding Distribution Date.
     This Class A Note does not represent an obligation of, or an interest in, the Transferor, the Servicer or any of their respective Affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
     Each Class A Noteholder, by accepting a Class A Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.
     Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class A Note shall be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.
     As provided in the Indenture and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Class A Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Class A Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

A-1-6

     The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee shall treat the Person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, Transferor or the Indenture Trustee shall be affected by notice to the contrary.
     THIS CLASS A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-1-7

ASSIGNMENT
Social Security or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                                                             , attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	[1]

Signature Guaranteed:

[1]      NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
Note in every particular, without alteration, enlargement or any change whatsoever.

A-1-8

EXHIBIT A-2
FORM OF
SERIES 2007-A ASSET BACKED VARIABLE FUNDING NOTE, CLASS B
     THIS CLASS B NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS CLASS B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS TO (1) NORDSTROM FSB OR ANY AFFILIATE THEREOF, (2) A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) IN COMPLIANCE WITH RULE 144A OR (3) A PERSON WHO IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2007-A INDENTURE SUPPLEMENT REFERRED TO HEREIN. NONE OF THE ISSUER, THE TRANSFEROR, THE TRANSFER AGENT AND REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE CLASS B NOTES UNDER THE SECURITIES ACT OR ANY OTHER STATE SECURITIES LAW.
     EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF NORDSTROM CREDIT CARD MASTER NOTE TRUST II, NORDSTROM FSB AND NORDSTROM CREDIT CARD RECEIVABLES II LLC, THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHICH IS SUBJECT TO THE PROVISIONS OF ERISA, (2) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY (UNLESS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).
     NEITHER THIS CLASS B NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO ERISA OR DESCRIBED IN SECTION 4975(e)(1) OF THE CODE.
     ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS CLASS B NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 2.02 AND 8.07 OF THE INDENTURE SUPPLEMENT.

A-2-1

     THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS B NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS CLASS B NOTE ALLOCABLE TO PRINCIPAL. IN ADDITION, THE PRINCIPAL BALANCE OF THIS CLASS B NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE SERIES 2007-A INDENTURE SUPPLEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CLASS B NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS B NOTE MAY BE DIFFERENT FROM THE PRINCIPAL BALANCE SHOWN BELOW. ANYONE ACQUIRING THIS CLASS B NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS CLASS B NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THE CLASS B NOTES, THE INDENTURE TRUSTEE IS WELLS FARGO BANK, NATIONAL ASSOCIATION.

A-2-2

PRINCIPAL BALANCE $26,100,000
REGISTERED
No. R-1
NORDSTROM CREDIT CARD MASTER NOTE TRUST II
SERIES 2007-A ASSET BACKED VARIABLE FUNDING NOTE, CLASS B
     Nordstrom Credit Card Master Note Trust II (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by the Amended and Restated Trust Agreement dated as of May 1, 2007, between Nordstrom Credit Card Receivables II LLC and Wilmington Trust Company, for value received, hereby promises to pay to Nordstrom Credit Card Receivables II LLC, or its registered assigns, subject to the following provisions, the principal sum of TWENTY-SIX MILLION ONE HUNDRED THOUSAND DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture (as defined herein), on the Series 2007-A Final Maturity Date. The Issuer will pay interest on the unpaid principal amount of this Class B Note at the Class B Note Rate on each Distribution Date until the principal amount of this Class B Note is paid in full. Interest on this Class B Note will accrue at the Class B Note Rate for each Distribution Date from, and including, the prior Distribution Date on which interest has been paid to but excluding the current Distribution Date or, in the case of the first Distribution Date or if no interest has yet been paid, from, and including, May 2, 2007. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Class B Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Class B Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.
     Reference is made to the further provisions of this Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Note.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.
     THIS CLASS B NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENT ON THE CLASS A NOTES TO THE EXTENT SPECIFIED IN THE SERIES 2007-A INDENTURE SUPPLEMENT.

A-2-3

     IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.
Dated:                     ,

NORDSTROM CREDIT CARD MASTER NOTE TRUST II, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:

Name:
Title

A-2-4

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Class B Notes described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee,

By:

Authorized Signatory

A-2-5

NORDSTROM CREDIT CARD MASTER NOTE TRUST II
SERIES 2007-A ASSET BACKED VARIABLE FUNDING NOTE, CLASS B
Summary of Terms and Conditions
     This Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as Nordstrom Credit Card Master Note Trust II, Series 2007-A Asset Backed Variable Funding Notes (the “Series 2007-A Notes”), issued pursuant to the Amended and Restated Master Indenture, dated as of May 1, 2007 (the “Master Indenture”), between the Issuer and Wells Fargo Bank, National Association, as the Indenture Trustee (the “Indenture Trustee”), as supplemented by the Series 2007-A Indenture Supplement, dated as of May 2, 2007 (the “Indenture Supplement” and, together with the Master Indenture, (the “Indenture”), between the Issuer and the Indenture Trustee, and representing the right to receive certain payments from the Issuer. The Class B Notes are subject to all of the terms of the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control. The Class A Notes will also be issued under the Indenture.
     The Noteholder, by its acceptance of this Class B Note, agrees that it will look solely to the property of the Trust allocated to the payment of this Class B Note for payment hereunder and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Class B Note or the Indenture or, except as expressly provided in the Indenture, subject to any liability under the Indenture.
     This Class B Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.
     The Class B Note Initial Principal Balance is $0. The Class B Note Principal Balance on any date will be an amount equal to the excess of (i) the sum of the (a) Class B Note Initial Principal Balance and (b) aggregate amount of Principal Balance Increases allocated to the Class B Note made on or prior to such date over (ii) the aggregate amount of principal payments made to the Class B Noteholders on or prior to such date.
     The Series 2007-A Final Maturity Date means means the Distribution Date occurring in the thirty sixth calendar month following the earlier to occur of (x) the commencement of the Scheduled Amortization Period and (y) the commencement of the Early Amortization Period. Payments of principal of the Class B Notes shall be payable in accordance with the provisions of the Indenture.
     Subject to the terms and conditions of the Indenture, the Transferor may, from time to time, direct the Owner Trustee, on behalf of the Trust, to issue one or more new Series of Notes.
     On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record on the related Record Date (except for the final distribution in respect of this Class B Note) such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Class B Notes pursuant to the Indenture Supplement. Except as provided in the Indenture with respect to

A-2-6

a final distribution, distributions to Class B Noteholders shall be made by (i) wire transfer to each Class B Noteholder at the account specified by the Class B Noteholders to the Indenture Trustee and the Servicer and (ii) without presentation or surrender of any Class B Note or the making of any notation thereon. Final payment of this Class B Note will be made only upon presentation and surrender of this Class B Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Class B Noteholders in accordance with the Indenture.
     On any day occurring on or after the date on which the outstanding principal balance of the Series 2007-A Notes is reduced to 10% or less of the highest outstanding principal balance of the Series 2007-A Notes during the Revolving Period, at any time on or after the Closing Date, the Servicer shall have the option to redeem the Series 2007-A Notes if it has determined, in its sole estimation, that the cost of servicing the related Receivables is unduly burdensome in relation to the benefit, at a purchase price equal to, if such day is (i) a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) not a Distribution Date, the Reassignment Amount for the immediately succeeding Distribution Date.
     This Class B Note does not represent an obligation of, or an interest in, the Transferor, the Servicer or any of their respective Affiliates and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
     Each Class B Noteholder, by accepting a Class B Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.
     Except as otherwise provided in the Indenture Supplement, the Class B Notes are issuable only in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of this Class B Note shall be registered in the Note Register upon surrender of this Class B Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class B Noteholder or such Class B Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class B Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.
     As provided in the Indenture and subject to certain limitations therein set forth, Class B Notes are exchangeable for new Class B Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Class B Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, Transferor or the Indenture Trustee shall treat the Person in whose name this Class B Note is registered as

A-2-7

the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, Transferor or the Indenture Trustee shall be affected by notice to the contrary.
     THIS CLASS B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-2-8

ASSIGNMENT
Social Security or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                                          , attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[1]

Signature Guaranteed:

[1]        NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
Note in every particular, without alteration, enlargement or any change whatsoever.

A-2-9

EXHIBIT B
FORM OF MONTHLY SERVICER REPORT
MONTHLY SERVICER REPORT
NORDSTROM CREDIT CARD MASTER NOTE TRUST II
SERIES 2004 2
FOR THE mm/dd/yyyy — mm/dd/yyyy REPORTING PERIOD
     Pursuant to the Amended and Restated Master Indenture, dated as of May ___, 2007 (the “Master Indenture”), between Nordstrom Credit Card Master Note Trust II (the “Trust”) and Wells Fargo Bank, National Association, as trustee (the “Indenture Trustee”), as supplemented by the Series 2007-A Indenture Supplement, dated as of May ___, 2007 (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), between the Trust and the Indenture Trustee, Nordstrom fsb, as Servicer (the “Servicer”), pursuant to the Amended and Restated Transfer and Servicing Agreement, dated as of May ___, 2007 (the “Transfer and Servicing Agreement”), among Nordstrom Credit Card Receivables II LLC, as transferor, the Servicer, the Indenture Trustee, and the Trust, is required to prepare certain information each month regarding current distributions to the Series 2007-A Noteholders and the performance of the Trust during the previous month. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Indenture.

A. Summary of Distributions to Noteholders
1	Class A Interest related to the mm/dd/yyyy-mm/dd/yyyy
Due Period
2	Principal payment to Class A Noteholders
3	Total due to Class A Noteholders
4	Class B Interest related to the mm/dd/yyyy-mm/dd/yyyy
Interest Period
5	Principal payment to Class B Noteholders
6	Total due to Class B Noteholders
7	Total interest payment to Series 2007-A Noteholders
8	Total principal payment to Series 2007-A Noteholders
9	Total payment to Series 2007-A Noteholders

B. Portfolio Reconciliation Summary
1	Total Principal receivables at the beginning of the month
2	Total Finance Charge receivables at the beginning of the month
3	Total Receivables at the beginning of the month
4	Change in Principal Receivables from prior month
5	Change in Finance Charge receivables from prior month
6	Total change in Receivables during the month
7	Total Principal Receivable from Removed Accounts as of each Removal Date

8	Total Finance Charge Receivables from Removed Accounts as
of each Removal Date
9	Total Receivables from Accounts Removed during the month
10	Total Principal Receivables from Added Accounts as of each
Addition Date
11	Total Finance Charge Receivables from Removed Accounts as
of each Removal Date
12	Total Receivables from Accounts Added during the month
13	Misc. debit adjustments during the month
14	Misc. credit adjustments during the month
15	Net misc. debt/(credit) adjustment during the month
16	Principal receivables at the end of the month
17	Finance charge receivables at the end of the month
18	Total Receivables at the end of the month

C. Summary of Class Balances
1	Class A balance at the beginning of the month
2	Change to Class A balance during the month
3	Class A balance at the end of the month
4	Class B balance at the beginning of the month
5	Change to Class B balance during the month
6	Class B balance at the end of the month
7	Unreimbursed Reallocated Principal Collections
8	Unreimbursed Charges
9	Total Invested Amount at month end
10	Discount Option Receivables at the beginning of the month
11	Change in Discount Option Receivables during the month
12	Discount Option Receivables at the end of the month
13	Ineligible Receivables (see section G for reconciliation)
14	Transferor’s Interest at month end

D. Portfolio Credit Quality
1	Gross Charges during the month
2	Net Recoveries during the month
3	Current
4	1-30 days past due
5	31-60 days past due
6	61-90 days past due
7	91-120 days past due
8	121-150 days past due
9	151 days past due
10	Total Receivables

E. Application of Finance Charge Collections
1	Investor Finance Charge Collections
2	Excess Finance Charge Allocations
3	Reserve Account Draw Amount
4	Principal Funding Account Investment Proceeds
5	Special Funding Account Interest
6	Excess Interest from Reserve Account
7	Available Finance Charge Collections
8	Servicing Fee
9	Class A Interest for the current month
10	Class A Interest previously due, but not paid
11	Class A Additional Interest
12	Class B Interest for the current month
13	Class B Interest previously due, but not paid
14	Class B Additional Interest
15	Investor Default Amount
16	Investor Uncovered Dilution
17	Investor Charge-Offs not previously reimbursed
18	Reallocated Principal Collections not previously reimbursed
19	If in default, the remaining is deemed Available Principal Collections
20	Amount required to be deposited into the Reserve Funding Account
21	Transition expenses
22	Excess Finance Charge Collections
23	Excess Finance Charge Collections as % of Note Principal Balance

F. Portfolio Calculations
1	Current month Base Rate
2	Prior month Base Rate
3	Two month prior Base Rate
4	Three month average Base Rate
5	Current month Portfolio Yield
6	Prior month Portfolio Yield
7	Two month prior Portfolio Yield
8	Three month average Portfolio Yield
9	Three month average Portfolio Adjusted Yield
10	Gross Yield
11	Gross Default Rate
12	Delinquency Rate
13	Payment Rate (monthly)
14	Excess Yield
15	Beginning Number of Accounts
16	Change in Number of Accounts
17	Ending Number of Accounts

18	Number of Active Accounts
19	Employee Accounts- Outstanding Balance & % of Total
Receivables
20	Maximum concentration per Transfer & Servicing Agreement
21	Amount of Receivables deemed Ineligible
22	Foreign Accounts- Outstanding Balance & % of Total
Receivables
23	Maximum concentration per Transfer & Servicing Agreement
24	Amount of Receivables deemed Ineligible
25	Accounts in Maintenance- Outstanding Balance & % of Total
Receivables
26	Maximum concentration per Transfer & Servicing Agreement
27	Amount of Receivables deemed Ineligible
28	Receivables > 150 days past due that are not Charged Off
29	Maximum concentration
30	Amount of Receivables deemed Ineligible
31	Total amount of Receivables deemed Ineligible due to
concentrations
     IN WITNESS WHEREOF, the undersigned has duly executed this certificate this                      day of                     , 200_.

NORDSTROM fsb

By:

Name:
Title:

EXHIBIT C
FORM OF INVESTMENT LETTER
                    , 20
Nordstrom fsb
13531 East Caley Avenue
Centennial, Colorado 80111
Attn: Legal Department
Wells Fargo Bank, National Association,
    as Indenture Trustee
625 Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota 55479
Attn: Corporate Trust Services-Asset Backed Administration

Re:	Nordstrom Credit Card Master Note Trust II
Series 2007-A Asset Backed Variable Funding Notes (the “Notes”)
Ladies and Gentlemen:
     This letter (the “Investment Letter”) is delivered by                      (the “Purchaser”) pursuant to Section 8.07(c) of the Series 2007-A Indenture Supplement, dated as of May      , 2007 (the “Indenture Supplement”), between Nordstrom Credit Card Master Note Trust II (the “Trust”) and Wells Fargo Bank, National Association, as trustee (the “Indenture Trustee”), to the Amended and Restated Master Indenture, dated as of May 1, 2007 (the “Master Indenture” and, together with the Indenture Supplement, the “Indenture”), between the Trust and the Indenture Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture. The Purchaser represents to the Transferor and the Indenture Trustee as follows:
     (i) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and the Purchaser is able to bear the economic risk of such investment.
     (ii) The Purchaser has reviewed the Indenture and the Transfer and Servicing Agreement (including the respective schedules and exhibits thereto) and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Transferor and its representatives concerning the Transferor, the Trust and the Notes.
     (iii) The Purchaser is not acquiring the Notes as an agent or otherwise for any other Person, other than as provided in the Note Purchase Agreement.
     (iv) The Purchaser is a                      corporation.

     (v) The Purchaser is an “accredited investor” as defined in Rule 501 promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. The Purchaser understands that the offering and sale of the Notes have not been and will not be registered under the Securities Act of 1933, as amended, and have not and will not be registered or qualified under any applicable state securities laws, and that the offering and sale of the Notes have not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.
     (vi) The Purchaser is acquiring the Notes without a view to any distribution, resale or other transfer thereof, except as contemplated by the following sentence. The Purchaser will not resell, participate or otherwise transfer the Notes, any interest therein or any portion thereof, unless (A) it receives a letter from the buyer or transferee thereof or participant therein in substantially the form hereof, and (B) such sale, participation or transfer is (i) a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or “blue sky” laws; (ii) to the Transferor or any affiliate of the Transferor; (iii) to a person who the Purchaser and the Agent reasonably believe is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act of 1933, as amended) that is aware that the resale or other transfer is being made in reliance upon Rule 144A; or (iv) pursuant to Regulation S under the Securities Act of 1933, as amended.
     (vii) The Purchaser understands that each Note will bear a legend to substantially the following effect:
     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS TO (1) NORDSTROM FSB OR ANY AFFILIATE THEREOF, (2) A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING THEREOF IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) IN COMPLIANCE WITH RULE 144A OR (3) A PERSON WHO IS AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE SERIES 2007-A INDENTURE SUPPLEMENT REFERRED TO HEREIN. NONE OF THE ISSUER, THE TRANSFEROR, THE TRANSFER AGENT AND REGISTRAR OR THE INDENTURE TRUSTEE IS OBLIGATED TO REGISTER THE NOTES UNDER THE SECURITIES ACT OR ANY OTHER STATE SECURITIES LAW.

     EACH PURCHASER REPRESENTS AND WARRANTS, FOR THE BENEFIT OF NORDSTROM CREDIT CARD MASTER NOTE TRUST II AND NORDSTROM FSB, THAT SUCH PURCHASER IS NOT (1) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHICH IS SUBJECT TO THE PROVISIONS OF ERISA, (2) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OTHER THAN A GOVERNMENTAL OR CHURCH PLAN DESCRIBED IN SECTION 4975(g)(2) OR (3) OF THE CODE) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY (UNLESS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).
     NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
     ANY TRANSFER OF A DIRECT OR INDIRECT INTEREST IN THIS NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE AND SUBJECT TO CERTAIN LIMITATIONS THEREIN SET FORTH, INCLUDING SECTIONS 2.02 AND 8.07 OF THE INDENTURE SUPPLEMENT.
     THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THIS NOTE ALLOCABLE TO PRINCIPAL. IN ADDITION, THE PRINCIPAL BALANCE OF THIS NOTE MAY BE INCREASED AT THE REQUEST OF THE TRANSFEROR SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE SERIES 2007-A INDENTURE SUPPLEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE NOTES, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL OUTSTANDING PRINCIPAL BALANCE SHOWN BELOW. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE BY INQUIRY OF THE INDENTURE TRUSTEE. ON THE DATE OF THE INITIAL ISSUANCE OF THE NOTES, THE INDENTURE TRUSTEE IS WELLS FARGO BANK, NATIONAL ASSOCIATION.
     (viii) This Investment Letter has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

     (ix) The Purchaser represents and warrants that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code, or (iii) an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.
     (x) The Purchaser, by its acceptance of the interest in the Notes purchased hereunder, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor.
     (xi) The Purchaser shall, prior to the date on which the first interest payment hereunder is due thereto, provide to the Servicer and the Indenture Trustee (i) if the Purchaser is (i) incorporated or organized under the laws of a jurisdiction outside the United States (or otherwise not a United States Person), two duly completed copies of the United States Internal Revenue Service Form W-8ECI or successor applicable or required forms, (ii) a United States Person, a duly completed copy of United States International Revenue Service Form W-9 or successor applicable or required forms, and (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States federal, state or local withholding taxes. The Purchaser agrees to provide to the Servicer and Indenture Trustee like additional subsequent duly completed forms satisfactory to the Servicer and Indenture Trustee on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered to it, and to provide such extensions or renewals as may be reasonably requested by the Servicer or Indenture Trustee. The Purchaser certifies, represents and warrants that as of the date of its acquisition of an interest in the Notes that (i) it is entitled (x) to receive payments under the Indenture without deduction or withholding of any United States federal income taxes (other than taxes required to be withheld pursuant to Section 1446 of the Code) and (y) to an exemption from United States backup withholding tax and (ii) it will pay any taxes attributable to its ownership of an interest in the Notes.

Very truly yours,

,

as Purchaser

By:

Name:
Title:

EXHIBIT D
FORM OF PRINCIPAL BALANCE INCREASE REQUEST
                    , 20
Nordstrom fsb
13531 East Caley Avenue
Centennial, Colorado 80111
Attn: Legal Department
Wells Fargo Bank, National Association,
    as Indenture Trustee
625 Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota 55479
Attn: Corporate Trust Services-Asset Backed Administration
JPMorgan Chase Bank, N.A.
10 South Dearborn
Chicago, Illinois 60603
Attn: Asset Backed Securities

Re:	Nordstrom Credit Card Master Note Trust II
Series 2007-A Asset Backed Variable Funding Notes
Dear Sirs:
     Pursuant to Section 4.09 of the Series 2007-A Indenture Supplement, dated as of May 1, 2007 (the “Indenture Supplement”), between Nordstrom Credit Card Master Note Trust II (the “Issuer”) and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture Trustee”), to the Amended and Restated Master Indenture, dated as of May 1, 2007 (the “Master Indenture” and, together with the Indenture Supplement, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer hereby irrevocably requests a Principal Balance Increase. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

1	Proposed Principal Balance Increase Date:
2	Amount of requested Principal Balance Increase with respect to the Class A Notes (lesser of minimum amount of $ or remaining Class A Note Maximum Principal Balance)	$
3	Class A Purchase Price	$
4	Remaining Class A Note Maximum Principal Balance (after giving effect to the requested Principal Balance Increase)	$
5	Amount of requested Principal Balance Increase with respect to Class B Note (lesser of minimum amount of $ or remaining Class B Note Maximum Principal Balance)	$

D-1

6	Class B Purchase Price	$
7	Remaining Class B Note Maximum Principal Balance (after giving effect to the requested Principal Balance Increase)	$
8	Certifications:
(a)
The representations and warranties of Nordstrom Credit Card Receivables II LLC (“Transferor”) in the (i) Amended and Restated Transfer and Servicing Agreement, dated as of May 1, 2007, among the Transferor, Nordstrom fsb, as Servicer, and the Indenture Trustee, and (ii) Note Purchase Agreement, dated as of May 2, 2007 (the “Note Purchase Agreement”), among the Transferor, the Servicer, the “Purchasers” party thereto and JPMorgan Chase Bank, as the “Class A Agent,” are true and correct on the date hereof (except to the extent they expressly relate to an earlier or later time).

(b)
The conditions to the Incremental Funding specified in Section 4.09 of the Indenture Supplement, dated as of May 2, 2007, between the Issuer and the Indenture Trustee have been satisfied and/or will be satisfied as of the applicable Incremental Funding Date.

     The Issuer requests that such increase in the Principal Balance Increase be made and the proceeds of such increase in the Note Principal Balance be remitted on the applicable Increase Date in immediately available funds to the Transferor, in each case in accordance with the terms and conditions specified in the Indenture Supplement and the Note Purchase Agreement.
     Such Principal Balance Increase is requested to be made on                     .

NORDSTROM fsb, as Servicer

By:

Name:
Title

D-2

EXHIBIT E
FORM OF PRINCIPAL BALANCE INCREASE CONFIRMATION
                    , 20
Wells Fargo Bank, National Association,
     as Indenture Trustee
625 Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota 55479
Attn: Corporate Trust Services-Asset Backed Administration

Re:	Nordstrom Credit Card Master Note Trust II
Series 2007-A Asset Backed Variable Funding Notes
Ladies and Gentlemen:
     Pursuant to Section 4.09(b) of the Series 2007-A Indenture Supplement, dated as of May 1, 2007 (the “Indenture Supplement”), between Nordstrom Credit Card Master Note Trust II (the “Trust”) and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture Trustee”), to the Master Indenture, dated as of May 1, 2007 (the “Master Indenture” and, together with the Indenture Supplement, the “Indenture”), between the Trust and the Indenture Trustee, the undersigned hereby advises the Indenture Trustee that on the                      Increase Date a Principal Balance Increase in the aggregate amount of $                    , was made by                     . Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

[Name of Agent],
as Agent

By:

Name:
Title:

E-1